EXHIBIT 10

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statements on Form F-3 (File Nos. 33-55414 and 33-87936) of Coles Myer Finance (USA) Limited and Coles Myer Ltd. of our report dated September 19, 2003 relating to the consolidated financial statements of Coles Myer Ltd. and its controlled entities, which appear in Coles Myer Ltd.’s Annual Report on Form 20-F.

PricewaterhouseCoopers

Melbourne, Australia

December 15, 2003